UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2023

GlobeStar Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)(Zip Code)

206-451-1970

(Registrant’s telephone number, including area code)

www.globestarthera.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GSTC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 21, 2023, GlobeStar Therapeutics Corp., the “Company”, was featured in a news article by Multiple Sclerosis News Today.

GlobeStar Therapeutics (GSTC) is teaming up with Advanced Innovative Partners (AIP) to design and implement clinical trials of Project Amethyst, an investigational therapy for multiple sclerosis (MS) that aims to reduce neurodegeneration.

The full online news article can be found at https://multiplesclerosisnewstoday.com/news-posts/2023/06/21/globestar-aip-partner-design-ms-trials-project-amethyst-therapy/.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the press release attached hereto as Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobeStar Therapeutics Corporation

Date: June 22, 2023	By: /s/ James C. Katzaroff
Name: James C. Katzaroff Title: Chief Executive Officer